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                                                                 EXHIBIT 10.14

                          BLACKED-OUT TEXT OMITTED AND
                           SEPARATELY FILED WITH THE
                            SECURITIES AND EXCHANGE
                                   COMMISSION
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              AGREEMENT TO FURNISH FIVE (5) B727-200 AIRCRAFT AND
                               AIR CARGO SERVICES


                           DATED AS OF MARCH 1, 1996


                                 BY AND BETWEEN


                           KITTY HAWK AIRCARGO, INC.

                                      AND

                          BURLINGTON AIR EXPRESS, INC.


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              AGREEMENT TO FURNISH FIVE (5) B727-200 AIRCRAFT AND
                               AIR CARGO SERVICES



THIS AGREEMENT TO FURNISH B727-200 AIRCRAFT AND AIR CARGO SERVICES (this "Agreement") is made and entered into as of the 1st day of March, 1996 by and between Kitty Hawk Air Cargo, Inc., a Texas Corporation ("Contractor") and Burlington Air Express, Inc., a Delaware Corporation ("Burlington").


                             PRELIMINARY STATEMENT

The Contractor wishes to acquire, operate and maintain the Aircraft for the exclusive use and benefit of Burlington Monday through Saturday morning in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereby agree as follows:

1.      DEFINITIONS

        A. Defined Terms - Except as otherwise specified, the following terms have the respective meanings set forth below for all purposes of the Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof.

                "Aeronautics Authority" means, as appropriate, the United States Department of Transportation, the Secretary of Transportation, the FAA or the Administrator of the FAA, or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing or otherwise having jurisdiction with respect to the ownership, leasing operation, use or maintenance of the Aircraft.

                "Air Carrier" means any air carrier which is a United States "Domestic Air Carrier" as defined in Part 121 of FAR and has a Certificate of Public Convenience and Necessity issued pursuant to Section 401 or 418 of the Aviation Act.

                "Aircraft" means five (5) Boeing 727-200 described on Schedule 1 and 1.a. hereto, with the Registration Numbers described thereon.

                "Aviation Act" means the Federal Aviation Act of 1958, as amended from time to time, or any successor or substituted legislation at the time in effect and applicable, and the rules and regulations promulgated pursuant thereto.


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                "Block Hour" means, for each Aircraft, each hour or part thereof
                (computed to the nearest one-tenth of an hour) elapsing from the moment such Aircraft begins movement under its own power at the airport at which a flight segment of a Scheduled Route (or, if Burlington so instructs, for unscheduled flying) departs until such Aircraft comes to rest at the next airport at which such flight segment terminates and such Aircraft is no longer moving under its own power.

                "Burlington Hub" means the air cargo handling and operations base designated by Burlington from time to time as the hub of its freight forwarding operations to which the Services relate.

                "Business Day" means any day other than a Saturday, Sunday or any statutory holiday.

                "Dangerous Goods" means, for purposes of this agreement, any and all "dangerous goods," "hazardous materials," "hazardous substances," "restricted articles" and any similar terms as defined in the applicable Dangerous Goods Regulations from time to time.

                "Dangerous Goods Regulations" may mean one or more of the following: Hazardous Materials Transportation Act of 1970 (Public Law 91458, October 16, 1970, 84 Stat.977); the Hazardous Materials Transportation Act (Public Law 98633, January 3, 1975, as Stat.2156); (US Code of Federal Regulations, Title 49 (49CR); International Civil Aviation Organization Technical Instruction for the Safe Transport of Dangerous Goods (ICAO); International Air Transport Association Dangerous Goods Regulations (IATA); Restricted Articles Circular 6-D, Published by Airline Tariff Publishing Company. Federal Air Regulations Part 121, or any other applicable law or industry regulations which regulates the transportation of dangerous or hazardous goods or other materials, as amended, supplemented or replaced from time to time, and in each case, the rules and regulations from time to time promulgated pursuant thereto.

                "Departure" means each occasion upon which an Aircraft under the control of Contractor in the performance of Services in fact departs from a point of origination or an intermediate point on a Scheduled Route.

                "Departure Reliability Factor" means with respect to any date, the number (expressed as percentage) obtained by dividing (i) the number of Departures in fact made by Contractor during the immediately preceding consecutive twenty-one (21) Scheduled Flight Days divided by (ii) the number of Departures scheduled during such consecutive twenty-one (21) Scheduled Flight Days. Reliability calculations will not be effective for the initial twenty-one (21) days of operation.

                "$" and "dollars" means the lawful currency of the United States of America.

                "Event of Default" means each of the events specified in the
                Article VIII hereof.

                "FAA" means the United States Federal Aviation Administration or any person, governmental department, bureau, commission or agency succeeding to the functions thereof.


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                "FAR" means the regulations promulgated pursuant to the Aviation
                Act.

                "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest or other claim.

                "Owner" means Kitty Hawk Aircargo, Inc., a Texas Corporation.

                "Person" means an individual, a corporation, an association, a partnership, a trust or estate, a government or any agency or political subdivision thereof or any entity.

                "Schedule Reliability Factor" means, as of any date, the number (expressed as a percentage) obtained by dividing (i) the number of Departures which occurred within fifteen (15) minutes of their respective scheduled departure times during the immediately preceding twenty-one (21) consecutive Flight Days by
                (ii) the total number of Departures occurring during such twenty-one (21) Flight Days. Reliability factors will not be calculated during the initial twenty-one (21) day period.

                "Scheduled Departure" means each occasion upon which Contractor in performance of Services is scheduled to depart from a point of origination or an intermediate point on a Scheduled Route, whether or not a Departure actually occurs.

                "Scheduled Route" means the applicable route designed by Burlington for the performance of Services pursuant to the terms of this Agreement, including points of origination, intermediate points and points of termination as well as scheduled departure and arrival times, as such route may be changed from time to time by Burlington pursuant to Section II(H) hereof.

                "Services" means the services required to be performed and the actions required to be taken by Contractor pursuant to the terms of this Agreement.

        B. Interpretation - The terms used in the Agreement, unless otherwise defined herein or unless the context otherwise requires, shall have the meanings established by common usage in the commercial air cargo transport industry and in the course of dealing between Burlington and Contractor.

II.     PROVISION OF AIR CARGO SERVICES

        A. Generally - Contractor shall provide the Aircraft, and Contractor, as an independent contractor, shall operate the Aircraft for the use and benefit of Burlington and furnish to Burlington the Services, upon the terms and conditions set forth herein.

        B.      Term and Frequency of Service

                1. The Services shall commence on or about March 1, 1996 or sooner, if mutually agreeable between parties.




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                2.      The Aircraft shall be operated and maintained by
                        Contractor in such a manner so that the Aircraft performs a minimum of one round trip flight per day on each Scheduled Flight Day.

                3. Except as otherwise provided in Article VIII and II.B.4. hereof the term of this Agreement shall commence on March 1, 1996 and shall be extended for a period of three years.

                4. After the period of time indicated by registration number below, the contract services may be terminated with respect to that aircraft by either party giving the other party thirty (30) days written notice.
                                N278US     36 months     N6827     12 months
                                N279US     30 months     N6809     30 days
                                N855AA     24 months

        C. Service Obligations - Except to the extent that Burlington is responsible to pay for or provide for personnel, services, equipment, payments and other items pursuant to Section II(E) hereof, Contractor, at Contractor's sole cost and expense, shall be responsible to pay for and provide all personnel, services, maintenance, supplies, equipment, payments and other items necessary or advisable in connection with the performance of the Services in accordance with applicable Aeronautics Authority requirements and other standards and applicable laws and the terms of this Agreement, as follows:

                1. Contractor shall provide all flight crews necessary to operate the Aircraft in strict accordance with the requirements of the Scheduled Routes, the Scheduled Flying Days and the Scheduled Departures. All such personnel shall be properly qualified and licensed as pilots or flight engineers respectively with respect to the Aircraft they are operating.

                2. Contractor shall provide all maintenance crews and management personnel necessary or advisable for the operation and maintenance of the Aircraft, including but not limited to dispatchers and supervisory and administrative personnel who shall have any required licenses and ratings in full force and effect and shall be properly qualified to perform the maintenance work on the Aircraft to which they are assigned.

                3. Contractor shall provide for all flight and maintenance crew training.

                4. Contractor shall pay (i) all compensation of Contractor's employees (including but not limited to salaries, social security, premiums for medical and other insurance (including employer's liability insurance and workers' compensation insurance, payroll taxes, pension costs and other fringe benefits), (ii) all per diem allowances or meals for the flight crews, maintenance crews, dispatchers, supervisory and administrative personnel and (iii) all other related expenses, including accommodations and transportation at, to and from the airport, for the flight crews, maintenance and other ground staff and any other Contractor personnel at all locations.




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                5.      During the term of this Agreement Contractor shall
                        maintain the Aircraft in good working order and good condition and in strict compliance with all the requirements of FAR Part 121 and all other applicable Aeronautics Authority rules and regulations. Contractor shall maintain the airworthiness certificate for each Aircraft in full force and effect, without material restrictions. Contractor shall maintain the neat and clean appearance (to include necessary paint touch-up) of each Aircraft.

                6. Contractor shall perform or cause to be performed all maintenance, service, overhaul and repair of the Aircraft.

                7. Contractor shall make available for inspection upon request to Burlington at any time and from time to time during the term of this Agreement (and Burlington shall have the right to inspect) the Aircraft, the maintenance facilities and procedures of Contractor, and any books, manuals, revision services, documents, files, data or records in the possession of Contractor relating to the Aircraft and its operation for Burlington.

                8. Contractor, at its expense, shall provide (a) all expendable, consumable and rotable components and parts,
                        (b) line shop and service supplies, and (c) shipping of all parts.

                9. Contractor shall submit to Burlington, at such time and in such manner as Burlington may from time to time reasonably request, reports routinely prepared by Contractor concerning flight exceptions, aircraft systems, and engine reliability.

                10. Contractor shall perform flight planning and aircraft dispatching and shall manage all communications and operations. All flight operations shall be under exclusive control of Contractor.

                11. Contractor shall prepare all returns, reports and other filings relating to any tax based upon the property, the net or gross income or receipts of Contractor.

                12. Contractor shall pay and discharge when due all liabilities and obligations it may have with respect to any Person which could result in a Lien with respect to any Aircraft, any Aircraft Engine or any spare engines or spare parts or which could adversely affect the performance of Contractor's obligations hereunder, including but not limited to obligations owing Contractor's employees, suppliers, vendors, lessors and subcontractors.

        D. Exceptions - Burlington shall bear the cost of the following personnel, services equipment payments and other items incurred in the performance of service under this Agreement:

                1.      Loading and unloading;
                2.      ULD Containers;
                3. Power carts; used for loading and unloading operations and engine starts;
                4.      Costs associated with air startups;


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                5.      Towing and pushback fees;
                6.      Parking and ramp charges;
                7.      De-icing the Aircraft;
                8.      Landing fees;
                9.      Fuel;

                provided, that none of the foregoing are payable by Burlington to the extent they are to be provided in connection with Contractor's maintenance obligations or if they result from Contractor's breach of this Agreement or its negligence or willful misconduct; provided further, that Burlington shall bear such foregoing costs only in respect of the operation of the Aircraft on the Scheduled Routes or when otherwise flown at Burlington's direction; and provided further, that nothing in this Section II(E) shall operate to relieve Contractor from any obligation or liability arising out of any breach of the terms of this Agreement. (Should Contractor supply any items listed in this Section II(D), then Burlington will reimburse Contractor its total expense within thirty (30) days of receipt of invoice for such expense.)

        E. Reliability - Subject to the force majeure provision set forth in Section XI(H) hereof as qualified below and the circumstances referred to below, and without limiting Burlington's rights under Article VIII(A) hereof, Contractor shall perform the Services in a manner such that the Schedule Reliability Factor is at all times not less than 97.5% and the Departure Reliability Factor is at all times not less than 98.5%. For purposes of this Section II(F), circumstances beyond Contractor's reasonable control shall include failure to perform by Burlington employees or its agents, adverse weather conditions, delay or damage to Aircraft caused by a loading/unloading operator designated by Burlington, grounding of Aircraft due to temporary or permanent cancellation of the Aircraft Type Certificate. Circumstances not beyond the Contractor's control shall include, but are not limited to, those so described in Section XI(H). Origination or intermediate stop Contractor caused delays will not be chargeable to Contractor if the flight in question terminates at the last stop on the applicable Scheduled Route within fifteen (15) minutes of the Schedule or departs for the last stop on the applicable Scheduled Route within fifteen (15) minutes of Schedule.

        F. Service Related Obligations of Contractor - Without limiting the scope of Contractor's obligations under this Agreement, Contractor, at its sole cost and expense, shall have the following obligations:

                1.      Flight Planning and Reports
                        Contractor shall prepare all necessary flight planning and flight following activities required to perform the Services and shall submit to Burlington within twenty-four (24) hours following the completion of any Aircraft flight a Flight Summary Report in a mutually agreed format describing such Aircraft flight.

                2.      Crew Rest and In-Transit Facilities
                        Contractor shall provide crew rest facilities and transit layover facilities for crews providing Services in connection with this Agreement. Contractor crews will not be permitted to layover in the Burlington offices and Burlington will not provide a lounge for them.


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                3.      Fuel Reports
                        Within twenty-four (24) hours following completion of each Aircraft flight, Contractor shall submit to Burlington a daily Fuel Uplift and Purchase Report in a mutually agreed format with fuel tickets attached.

                4.      Configuration and Fueling
                        In rendering the Services, Contractor shall configure and fuel each Aircraft so as to provide the maximum practicable cargo payload at all times, taking into consideration all relevant flight planning and scheduling factors. Contractor shall at all times conduct its flight operations in accordance with usual and customary air carrier practices and to the extent consistent therewith use its best efforts to conserve fuel.

                5.      Travel Privileges
                        Burlington shall be entitled to travel privileges for its personnel acting as couriers on the Aircraft provided Contractor shall have first right to move personnel necessary to perform its obligations. Travel privileges will be subject to FAA regulations, when applicable.

                6.      Dangerous Goods
                        Contractor shall pay special attention and consideration to the inspection, handling, loading, stowing and/or carriage of Dangerous Goods. Contractor's personnel, engaged in any aspect of inspection, handling, loading, stowing and/or carriage of Dangerous Goods shall prior thereto deliver to Burlington documented evidence that they have successfully completed an initial and recurrent training program for Dangerous Goods for air transportation that is satisfactory to Burlington standards. A complete record of their proficiency and an outline of their training program shall be kept on file by Contractor. Contractor shall insure that its personnel comply with all relevant provisions of Federal, State or local Dangerous Goods Regulations applicable to the performance of their functions and are trained and comply with Burlington's procedures for handling, documenting and transporting Dangerous Goods on the Aircraft.

        G. Route Changes - Burlington may at any time during the term of this Agreement change the departure times or the Scheduled Routes upon no less than seven (7) calendar days prior notice to Contractor; provided, however, that Burlington may make nominal departure time or enroute changes as it deems operationally necessary or advisable without prior notice. In the event that Burlington changes the origination or termination points of a Scheduled Route and, as a direct result, Contractor incurs Relocation Costs Burlington shall reimburse Contractor for such Relocation Costs within fifteen (15) days of presentation of detailed invoices, reasonably satisfactory to Burlington, for such Relocation Costs incurred by Contractor; provided, however, that in no event shall Burlington be responsible for such costs in excess of $7,500 for a change in a Scheduled Route. This
                Section II(H) shall not apply to a relocation of the Burlington Hub. If Burlington geographically relocates the Burlington Hub, Burlington and Contractor will negotiate a mutually agreeable basis for reimbursement of the Relocation Costs imposed upon Contractor in connection with such a relocation.


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III.    PAYMENT TO CONTRACTOR

        A. Payment for Services - Contractor shall invoice Burlington in accordance with the rates established on Scheduled I attached hereto, on a weekly basis. Each invoice shall be submitted to Burlington within five (5) business days from the closing of the previous calendar week and shall cover all services provided for that week pursuant to this Agreement. Within ten (10) business days after receipt of a weekly invoice, the total amount indicated thereon shall become due and payable; provided however, that Burlington may in good faith dispute the accuracy of any weekly invoice.

        B. Reimbursement of Fees and Costs - If Contractor shall have paid any fees or incurred any out-of-pocket costs which are to be reimbursed to Contractor by Burlington, and such fees or costs shall not have already been reimbursed by Burlington, then Contractor will be reimbursed for such fees or costs by submitting to Burlington together with a Monthly Statement invoices or other evidences of payment reasonably satisfactory to Burlington in respect of such fees or costs and stating on such Monthly Statement the total amount of such fees and costs for which it is due reimbursement.

        C.      Taxes

                1. Burlington shall pay all taxes imposed by any governmental authority upon the payments to Contractor made by Burlington pursuant to the terms of this Agreement, including but not limited to any Federal, State or Local transportation or excise taxes as may from time to time be applicable. Notwithstanding the foregoing, Burlington shall not be responsible for (a) any tax imposed on or measured by the gross or net income, receipts, capital or net worth, franchises, excess profits or conduct of business of Contractor, (b) any sales, use or property tax or other similar tax imposed on or with respect to, the or services purchased or used by Contractor in connection with the rendition of the Services hereunder, (c) any taxes imposed upon Contractor by any jurisdiction if such taxes result from the present, future or former connection of Contractor (or any affiliate of Contractor) to such jurisdiction unless arising out of the performance of this Agreement,
                        (d) taxes which arise out of or are caused by any negligence or willful misconduct of Contractor, or any act or failure to act prohibited by this Agreement or any misrepresentation by Contractor, or any failure by Contractor to claim on a timely and proper basis applicable exemptions or reductions, (e) taxes to the extent attributable to any period after the termination or expiration of the term of this Agreement, (f) taxes which are imposed as a result of a voluntary or involuntary bankruptcy of Contractor, (g) taxes imposed on a transferee of Contractor of any interest in this Agreement to the extent the amount of such taxes exceeds the amount of such taxes that would not have been imposed had there not been such a transfer, or (h) penalties, fines, additions to tax or interest to the extent resulting from the negligence or misconduct of Contractor in giving Burlington any notice required in the immediately succeeding paragraph, or the failure to file any returns that are timely and proper.

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                2.      Contractor shall notify Burlington at least thirty (30)
                        days prior to the due date for any taxes subject to indemnification pursuant to the preceding paragraph (1) or immediately upon determination of assessment thereof of any such taxes. If directed in writing by Burlington, Contractor shall, at Burlington's expense, take such action as Burlington may request to contest the imposition of such tax and shall, if requested, permit Burlington in Contractor's name to contest the imposition of such tax. Contractor shall at Burlington's expense, fully cooperate with Burlington in contesting such claim, give Burlington any relevant information relating to such claim which may be within Contractor's knowledge or control, and file any necessary documents which may be required regarding such claim. In the event Contractor fails to contest or fails to permit Burlington to contest any claim for taxes, Burlington shall not be obligated to indemnify Contractor for any such taxes.

                3. If as a result of a payment of an indemnity, Contractor shall realize a tax benefit not previously taken into account in computing the amount of such payment, or shall obtain a refund of all or any part of a tax paid by Burlington or with respect to which Burlington or benefit (taking into account any tax consequences to Contractor with respect to the receipt of such a refund and the payment of such amounts over to Burlington) within thirty (30) days after Contractor receives such refund or realizes such benefit. If, in addition to such refund, the Contractor shall receive an amount representing interest on the amount of such refund, Burlington shall be paid that proportion of such interest which is fairly attributable to taxes paid by Burlington or paid by the Contractor with funds provided by Burlington.

IV.    REPRESENTATIONS AND WARRANTIES

        A. Contractor's Representations -- Contractor represents and warrants that on the date hereof:


                1.      Corporate Status
                        Contractor is a corporation duly organized, validly existing, in good standing under the laws of the State of Texas, is licensed or qualified to do business in all jurisdictions where the failure to do so could have a material adverse effect of its ability to perform its obligations hereunder.

                2.      Authority
                        Contractor has or will acquire the full power, authority and legal right to execute, deliver and perform the terms of this Agreement, including but not limited to under the laws, rules and regulations of the Aeronautics Authority. This Agreement has been duly authorized by all necessary corporate action of Contractor and has been duly executed and delivered, and it constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms. This Agreement does not contravene any law, governmental rule, regulation or order known to and binding on Contractor or contravene the certificate of incorporation or bylaws of Contractor or contravene the provisions of or


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                        constitute any default under, or result in the creation
                        of any lien upon any of the property of Contractor under, any indenture, mortgage, contract or other agreement to which Contractor is a party or by which it is bound.

                3.      No Conflicting Agreements
                        Contractor is not in default under any agreement to which it is a party nor is Contractor a party to any agreement or instrument or subject to any charter or other corporate restriction, which individually or in the aggregate might materially adversely affect the financial or other condition, business, assets, liabilities or operations of Contractor or the ability of Contractor to perform its obligations under this Agreement.

                4.      Governmental Approvals
                        All necessary licenses, permits, consents or approvals of, notices to or registrations with or the taking of any other action in respect of, the Aeronautic Authority's or any other federal, state, foreign or applicable governmental authority or agency required to be obtained or accomplished by Contractor in connection with the execution and delivery by Contractor of this Agreement and for providing the Services have been obtained or accomplished by Contractor or are being obtained or are being accomplished and Contractor is an Air Carrier.

                5.      Litigation
                        a. There are no pending or, to its knowledge, threatened actions or proceedings to which Contractor is a party which might materially adversely affect the financial or other condition, business, assets, liabilities or operations of Contractor or the ability of Contractor to perform its obligations under this Agreement; and

                        b. There are no pending or, to its knowledge, threatened actions or proceedings of which Contractor has knowledge before any court or administrative agency which might materially adversely affect the financial or other condition, business, assets, liabilities or operations of Contractor or the ability of Contractor to perform its obligations under this Agreement.

        B. Burlington's Representations - Burlington represents and warrants to Contractor that on the date hereof:

                1.      Corporate Status
                        Burlington is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                2.      Authority
                        Burlington has the full power, authority, and legal right to execute, deliver, and perform the terms of this Agreement. This Agreement has been duly authorized by all necessary corporate action of Burlington and has been duly executed and delivered and it constitutes a legal, valid and binding obligation of Burlington enforceable in accordance with its terms. This Agreement does not contravene any law, governmental rule, regulation or order known to and binding on Burlington or contravene the


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                        certificate of incorporation or bylaws of Burlington or
                        contravene the provisions of or constitute any default under, result in the creation of any lien upon any of the property of Burlington under, any indenture, mortgage, contract or other agreement to which Burlington is a party or by which it is bound.

V.      CONDITIONS TO EFFECTIVENESS OF AGREEMENT

        A. Burlington's Conditions - This Agreement shall not be enforceable against Burlington until Burlington shall have received the following, in each case in form and substance reasonable satisfactory to it:

                1. A certificate of the Aeronautics Authority or other evidence that Contractor and its personnel are qualified and certified to transport Dangerous Goods.

        B. Contractor's Conditions - This Agreement shall not be enforceable against Contractor until Contractor shall have received the following, in each case in form and substance reasonably satisfactory to it:

                1. A certificate of Burlington attesting to the authority of the person or persons authorized to execute and deliver this Agreement and any other documents to be executed on behalf of Burlington in connection with the transactions contemplated hereby.

VI.     COVENANTS OF CONTRACTOR AND BURLINGTON

        The parties covenant and agree as follows:

        A. Further Assurances - Contractor will cause to be done, executed, acknowledged and delivered each and every further acts, documents and assurances as Burlington may reasonably require for accomplishing the purposes of this Agreement.

        B. Operating Requirements - Contractor shall not use or operate any Aircraft, or permit any Aircraft to be used or operated, in violation of any applicable law or regulation, or contrary to any condition of any airworthiness certificate, license, registration or regulation relating to such Aircraft. Contractor shall be responsible for and shall indemnify and hold Burlington harmless from and against all penalties, fines or other expenses imposed by the FAA or other governmental agencies due to violations of any laws, rules or regulations by Contractor.

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

        C. Insurance - Each party hereto will at all times until the term hereof has expired or been terminated cause to be carried and maintained at its sole cost and expense the applicable insurance coverage, in an amount not less than the amount, and containing the provisions, terms and conditions, set forth below.

                1.      Hull and Liability Insurance
                        a. Contractor will be responsible for "all risk" hull insurance (including any war risk hull insurance) for the Aircraft covered by this Agreement. Contractor shall be solely responsible for the insurance of its spare parts, engines and other property.

                        b. Contractor will be responsible and cause to be obtained and maintained aircraft liability insurance, including bodily injury or death liability, property damage liability, product liability and contractual liability, in an amount not less than $200,000,000 on a combined single limit basis, and personal injury liability insurance (excluding passenger) in an amount not less than $20,000,000 on a combined single limit basis.

                                Contractor's aircraft liability will name
                                Burlington as an additional insured as its interest may appear, and will provide that any modification, alteration and/or change which is material and adverse to Burlington or the policy, or cancellation of, such policy shall only be effective as to Burlington upon receipt by Burlington of thirty (30) days prior written notice, or seven (7) days written notice as respects war and allied perils coverage, or otherwise to the extent of the prevailing notice period then provided by the applicable insurance market.

                2.      Workers' Compensation Insurance and Employer's
                        Liability Insurance
                        a. Each of Contractor and Burlington agree to cause to be obtained and maintained, each with respect to its own employees, and at its sole cost and expense, statutory Workers' Compensation Insurance covering the jurisdictions in which it operates including the monopolistic states of Washington and Ohio. Each party's insurance policy will contain all states and foreign coverage endorsements.

                        b. Each of Contractor and Burlington agree to cause to be obtained and maintained, for its own account and interest, at its sole cost and expense, employer's liability coverage in an amount not less than $1,000,000.

                3. Comprehensive General Liability Insurance/Product Liability Insurance
                        Contractor, at its sole cost and expense, shall cause to be obtained and maintained comprehensive general liability insurance, including contractual liability, which, without limitation, shall specifically insure the indemnity of Contractor in Sections VI(B) and XI(A) hereof subject to the terms and conditions of such policy, and including product liability insurance with respect to any maintenance, modifications or repairs performed on the Aircraft by Contractor or any of its subcontractors, in an amount not less than $200,000,000 naming Burlington as an additional insured thereunder and otherwise in form and substance reasonably satisfactory to Burlington.

                4.      Insurance Certificates
                        Before the furnishing by Contractor of any services hereunder and again prior to the expiration or renewal of any policy of insurance during the term of this Agreement, Contractor and Burlington shall exchange certificates of insurance evidencing the insurance required to be carried by Contractor and Burlington under this agreement, in a form and substance reasonably satisfactory.

                        Such insurance shall provide that any modification, alteration and/or change which is material and adverse to Burlington or Contractor, or cancellation of, such insurance shall only be effective as to Burlington or Contractor upon receipt by Burlington or Contractor of thirty (30) days prior written notice.

                5.      Right to Insure
                        In the event that Contractor fails to maintain the insurance required to be obtained and maintained by it pursuant to this Section, Burlington, may, with reasonable advance written notice to Contractor, at its option but without any obligation, provide such insurance and if it so elects, which it may do in its absolute discretion, as to itself alone and not the other person. The cost of providing such substitute insurance shall be payable on demand by Burlington together with interest thereon at the rate of 10% per annum from and including the date of demand to and excluding the date paid.

        D. Transportation of Dangerous Goods - Contractor shall at all times cause itself to be registered with the Aeronautics Authority and otherwise qualified to transport Dangerous Goods under the Dangerous Goods Regulations on a current up-to-date basis.

        E. Notification of Default - Contractor or Burlington as applicable shall notify the other of the occurrence of any Event of Default or the existence of any circumstances which with notice or the passage of time, or both, would become an Event of Default promptly after Contractor or Burlington has knowledge thereof.

VII.    TEMPORARY DISCONTINUANCE OF SCHEDULED ROUTES

        A. Temporary Discontinuance of Scheduled Route - Burlington has the right without cause, after giving forty-eight (48) hours prior written notice in its sole and absolute discretion to direct Contractor temporarily to discontinue flying the Aircraft. Burlington may direct Contractor to resume temporarily discontinued flight provided that Burlington gives to Contractor notice thereof not less than the number of days prior to the scheduled resumption as indicated in the following table:

                        PERIOD OF TEMPORARY                  DAYS PRIOR
                          DISCONTINUANCE                    TO RESUMPTION
                        -------------------                 -------------
                      1 to 10    calendar days             1  calendar day
                     11 to 20    calendar days             7  calendar days
                     21 or more  calendar days            14  calendar days

                During such temporary discontinuance, Burlington shall be obligated to pay Contractor the daily scheduled rate.

VIII.   DEFAULT/TERMINATION

        A. Default by Contractor - Without limiting the obligations of Contractor or the rights and remedies of Burlington as provided in this Agreement, each of the following events (whether any such event shall be voluntary or involuntary or arise by operation of law or due to any compliance with any law, rule or regulation or any judgment, order or decree) shall constitute an "Event of Default":

                (i) Contractor shall fail to make any payment required to be made by Contractor hereunder when due and such failure continues for a period of ten (10) Business Days; or

                (ii) at any time during the term of this Agreement either (a) the Scheduled Reliability Factor for any period shall be less than 95% or the Departure Schedule Reliability Factor for any period shall be less than 97%, and Burlington shall have given notice to Contractor to cure the default and twenty-one (21) days shall have expired after the giving of such notice, and then or thereafter during the term of this Agreement, either (a) the Scheduled Reliability Factor shall again be less than 95% for any period or the Departure Reliability Factor shall again be less than 97% for any period and Burlington has already given Contractor its one (1) notice to cure, or (b) notwithstanding the foregoing the Scheduled Reliability Factor shall ever be less than 93% or the Departure Reliability Factor shall ever be less than 95%; provided however, that in the event that Contractor breaches its obligations under this Agreement to maintain the Scheduled Reliability Factor for any applicable period described in clause (a) or (b) above, unless Burlington has notified Contractor in writing of such breach within fifteen (15) days thereof, Burlington shall be deemed to have waived its right to terminate this Agreement as a result of such breach for such period (but not any other period); or

                (iii) if Contractor shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Agreement not otherwise covered specifically in this Section VIII(A) and if such failure is curable without prejudice to Burlington, such failure shall continue uncured for a period of thirty
                        (30) days after written notice thereof to Contractor from Burlington so lag as Contractor is at all times diligently prosecuting such cure during such thirty (30) day period; or

                (iv) any representation or warranty made by Contractor in or pursuant to this Agreement or in any document or certificate delivered pursuant to this Agreement is or proves to have been incorrect in any material respect when made;

                (v) Contractor assigns or sublets or attempts to assign or sublet any of its rights or delegates or attempts to delegate any of its duties or obligations under this Agreement without the prior written consent of Burlington; or

                (vi) Contractor consents to the appointment of a custodian, receiver, trustee, examiner or liquidator of itself or of a substantial part of its property, or Contractor makes a general assignment of the benefit of creditors, or Contractor admits in writing its inability to pay its debts generally as they become due, or Contractor is unable to or does not pay its debts generally as they come due, or Contractor files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition, or Contractor by voluntary petition, answer, or consent seeks relief under the provisions of any other existing or future bankruptcy, reorganization or other similar law providing for the reorganization or winding up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors, or any corporate action is taken by Contractor infurtherance of any of the foregoing; or

                (vii) an order, judgment or decree is entered by any court or governmental agency of competent jurisdiction appointing, without the consent of Contractor, a custodian, receiver, trustee, examiner or liquidator of Contractor or of any substantial part of its property, or any substantial part of the property of Contractor is sequestered, and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof; or

                (viii) a petition against contractor in a proceeding under the bankruptcy, reorganization or similar laws of the United States of America or any other insolvency laws (as now or hereinafter in effect) of any competent jurisdiction is filed and is not withdrawn or dismissed within thirty (30) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Contractor, any court of competent jurisdiction assumes jurisdiction, custody or control of Contractor or of any substantial part of its property and such jurisdiction, custody or control remains in force or unrelinquished, unstayed or undismissed for a period of thirty (30) days, or if in any such case at any time an order for relief is granted; or

                (ix) majority ownership or effective control of Contractor is acquired by a competitor of Burlington.

                (x) Contractor voluntarily or involuntarily ceases or suspends all or any substantial part of its operations for any reason, or Contractor announces a future cessation or suspension of all or any substantial part of operations for any reason whatsoever, other than in each case as excused by Section XI(H) hereof, or Contractor ceases or suspends any of its Services hereunder or announces a future cessation or suspension of any thereof for any reason whatsoever, other than as excused by Section XI(H) hereof.

                (xi) a final judgment is rendered by a court of competent jurisdiction for the payment of money not, in the reasonable judgment of Burlington, covered by insurance in excess of one million dollars ($1,000,000), or final judgments are rendered for the payment of money not, in the reasonable judgment of Burlington, covered by insurance in excess of one million dollars ($1,000,000) in the aggregate, shall be rendered against Contractor, or any other final judgment is rendered by a court of competent jurisdiction which restrains, hinders or otherwise, in the reasonable judgment of Burlington, materially and adversely affects Contractor's present or future performance of any of its obligations hereunder; or

                (xii) any obligation of Contractor or any of its affiliates for the payment of borrowed money (whether as borrower or guarantor), or payment of the deferred purchase price of any property or services (whether as buyer or guarantor), or payment of any obligation under any lease (or sublease) of real or personal property (whether as lessee or sublessee or guarantor) shall not be paid when the same becomes due, whether by acceleration or otherwise, after expiration of any applicable grace period or extension thereof, or Contractor fails to perform or observe in any material respect any other provision (unless such provision has been waived) with respect to any such obligation or in any agreement securing or relating to such obligation, and the effect of such failure is to permit such an obligation to be declared due or is to cause such obligation to become due prior to its stated maturity or in the case of a lease (or sublease) to permit the lessor or sublessor to take any action to terminate or repossess, if any such obligations described in this clause (xiii) individually or in the aggregate are in excess of one million dollars ($1,000,000); or

                (xiii) it is or becomes unlawful for Contractor to perform any of its obligations hereunder;

                Upon the occurrence of any Event of Default described in clause
                (vi), (vii), or (viii) above, this Agreement and Burlington's obligations and Contractor's rights hereunder shall automatically terminate without notice, and upon the occurrence and during the continuance of any other Event of Default, Burlington shall immediately be entitled to terminate this Agreement and Burlington's obligations and Contractor's rights under this Agreement by notice thereof to Contractor, in each without cost or penalty of any kind and without limiting Burlington's rights or remedies at law or in equity with respect thereto, including, but not limited to the recovery of damages due to such a termination.

        B. Default by Burlington - Without limiting the obligations of Burlington or the rights and remedies of Contractor as provided in this Agreement, each of the following events (whether any such event shall be voluntary or involuntary or arise by operation of law or due to any compliance with any law, rule or regulation or any judgment, order or decree) shall constitute an "Event of Default":


                (i) If Burlington shall fail to make any payment required to be made by Burlington hereunder and such failure continues for a period of ten (10) Business Days after written notice thereof is received by Burlington; or

                (ii) If Burlington shall fail to carry and maintain insurance in accordance with the provisions of Section VI(C) hereof; or

                (iii) If Burlington shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Agreement and if, in the reasonable opinion of Contractor, such failure is curable without prejudice to Contractor, such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Burlington from Contractor so long as Burlington is at all times diligently prosecuting such cure during such thirty
                        (30) day period; or

                (iv) Burlington consents to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property, or makes a general assignment for the benefit of creditors, or Burlington admits in writing its inability to pay its debts generally as they become due, or Burlington is unable to or does not pay its debts generally as they become due, or Burlington files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition, answer, or consent, seeks relief under the provisions of any other existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                (v) An order, judgment or decree is entered by any court or governmental agency of competent jurisdiction appointing, without the consent of Burlington, a custodian, receiver, trustee or liquidator of Burlington or of any substantial part of its property, or any substantial part of the property of Burlington is sequestered, and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof; or

                (vi) a petition against Burlington in a proceeding under the bankruptcy laws of the United States of America or other insolvency laws (as now or hereinafter in effect) is filed and is not withdrawn or dismissed within thirty
                        (30) days thereafter, or if, under the provision of any law providing for reorganization or winding-up of corporations which may apply to Burlington any court of competent jurisdiction assumes jurisdiction, custody or control of Burlington or of any substantial part of its property and such jurisdiction, custody or control remains in force on unrelinquished, unstayed or undismissed for a period of thirty (30) days, or if in any such case at any time an order for relief is granted.

                (vii) Any representation or warranty made or deemed made by Burlington in or pursuant to this Agreement is or proves to have been incorrect in any material respect when made or deemed made.

                Upon the occurrence of any Event of Default described in this
                Section VIII(B), Contractor shall immediately be entitled to terminate this Agreement and its obligations and Burlington's rights under this Agreement by notice thereof to Burlington, in each case without cost or penalty of any kind and, subject to the overall limit on Contractor's recovery rights against Burlington set forth in Section VII hereof, without limiting Contractor's rights in respect of the recovery of damages due to such a termination.

        C. Events of Termination - Each of the following events (whether any such event should be voluntary or involuntary or arise by operation of law or due to any compliance with any law, rule or regulation or any judgment, or order or decree) shall constitute an event of termination which shall immediately entitle Burlington to terminate without notice to Contractor, this Agreement without cost or penalty of any kind and without limiting Burlington's rights or remedies at law or in equity with respect thereto, including but not limited to the recovery of damages due to such a termination:

                (i) Contractor shall fail to carry and maintain in full force and effect insurance in accordance with the provisions of Section VI(C) hereof or any notice of cancellation shall be given with respect to any such insurance or Contractor shall operate any Aircraft outside of the scope or in violation of, or Contractor shall otherwise fail to comply with, the terms of any insurance or government indemnity coverage maintained by Burlington or Contractor with respect to any Aircraft; or

                (ii) Contractor disposes, conveys or transfers or threatens to dispose, convey or transfer all or a material part of its assets, or Contractor liquidates or dissolves or consolidates or merges with any other Person, whether in one or a series of transactions, related or not, without Burlington's prior written consent which will not be unreasonably withheld, or

                (iii) the airworthiness certificate of the Aircraft is revoked, suspended, canceled, withdrawn, terminated or not renewed or otherwise ceases to be in full force and effect or becomes subject to any material restriction; or any consent, authorization, license, certificate or approval of or registration with any governmental authority applicable to Contractor's performance of its obligations under this Agreement, including, without limitation, its certificate issued under FAR Part 121 or its Certificate of Convenience and Necessity issued under the Aviation Act, is not made or is not maintained in full force and effect or otherwise revoked, suspended, canceled, withdrawn, terminated or not renewed for any reason whatsoever.

IX.     INDEPENDENT CONTRACTOR

        Contractor is an independent Contractor and, without waiving any rights or remedies hereunder in favor of Burlington, Burlington shall not in any manner supervise, direct or control Contractor's performance under this Agreement. Contractor shall not in any manner engaged in performing services hereunder shall be considered employees of Contractor for all purposes and under no circumstances shall be deemed employees of Burlington. Employees of Burlington shall be considered employees of Burlington for all purposes and under no circumstances shall be deemed employees of Contractor. Nothing in this Agreement shall be construed as giving one party to this Agreement control over the managerial practices, financial administration or personnel practices, policies or procedures of the other party. Contractor shall have full and exclusive liability for the payment of Workers' compensation and employer's liability insurance premiums with respect to its employees and for the payment of all taxes, contributions and other payments for unemployment compensation or annuities now or hereinafter imposed upon employers by the government of the United States of America or by any individual state, local or foreign authority with respect to such employees.

X.      INDEMNIFICATION

        A.      Indemnification by Contractor -- Contractor agrees to defend
                (if requested by an applicable Burlington Indemnitee but failure to request such defense shall not reduce or otherwise affect Contractor's liability for the reasonable expenses of such defense by such Burlington Indemnitee), indemnify and hold harmless Burlington and its affiliates, parent company and each of their officers, directors, shareholders, agents, servants and employees (the "Burlington Indemnities") from and against all liabilities and reasonable expenses, including but not limited to reasonable expenses of defense (including reasonable legal fees and expenses) and other reasonable expenses, for injury to or death of any person other than an employee or agent of the Burlington Indemnities insured in the course of the employment and for loss of or damage to any property, including the Aircraft and any cargo, arising out of or in any manner connected with (i) the negligence or willful misconduct of Contractor, or any of its entities controlled by or under common control with Contractor or any of their subcontractors, officers, directors, agents, servants or employees in connection with the provision of services hereunder, or (ii) maintenance, modification or repair of the Aircraft. Contractor hereby waives, releases and renounces any and all claims and recourse rights now or hereafter existing against any Burlington Indemnitee, and Contractor agrees not to claim against or sue any Burlington Indemnitee, for any claim, injury, loss, damage, obligation, liability or expense to be indemnified by Contractor, except for liabilities and expenses to be indemnified by Burlington as stated below.

                Burlington shall promptly notify Contractor of any claim as to which indemnification is sought from Contractor of any of its insurers. Subject to the rights of insurers under policies of insurance maintained pursuant to this Agreement, Contractor shall have the sole right to investigate and the right in its sole discretion to defend or compromise any claim for which indemnification is sought under Section XI(A), and Burlington shall cooperate, and Burlington shall cause each of the Burlington Indemnities to cooperate, with all reasonable requests of Contractor or its insurers in connection therewith. Where Contractor or the insurers under a policy of insurance maintained by or on behalf of Contractor undertake the defense with respect to a claim, no additional legal fees or expenses of any Burlington Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred expressly at the request of Contractor. Subject to the requirements of any policy of insurance, Burlington or any other Burlington Indemnitee may participate at its own expense in any judicial proceeding controlled by Contractor or its insurers pursuant to the preceding provisions; provided, that such party's participation does not, in the opinion of Contractor or any of its insurers, interfere with such proceeding or control. Notwithstanding the above, Burlington shall have the right to investigate and defend any litigation at its own expense.

        B. Indemnification By Burlington - Except for the liabilities and expenses to be indemnified by Contractor as stated above, Burlington agrees to defend, indemnify, and hold harmless Contractor and its subcontractors and each of their officers, directors, shareholders, agents, servants, and employees from and against all liabilities and reasonable expenses, including, but not limited to reasonable expenses of defense (including reasonable legal fees and expenses) and other reasonable expenses for injury to or death of any person or loss of or damage to any property arising out of or in any way connected with the negligence or willful misconduct of Burlington, or any of its entities controlled by or under common control with Burlington or any of their subcontractors, officers, directors, agents, servants or employees in connection with the provision of services hereunder.

        C. Cooperation - In the case of any claim indemnified hereunder, Indemnitee agrees to cooperate with Indemnitor and the insurers as any of them may reasonably request in the exercise of their rights to investigate, defend or compromise any such claim or as may be required to retain the benefits of such insurance with respect to any such claim.

        D. Subrogation - Indemnitor shall be subrogated to the rights and remedies of Indemnitee on whose behalf any such claim was paid or for which indemnification is otherwise sought with respect to the condition or event giving rise to such claim. Should Indemnitee receive any refund, in whole or in part, with respect to any claim paid by Indemnitor or its insurers hereunder, Indemnitee shall promptly pay the amount refunded over to Indemnitor.

XI.     MISCELLANEOUS

        A. Notices - All notices, requests, demands, and other communications, under this Agreement, shall be in writing and sent by US Registered Mail, postage prepaid, receipt requested, or by courier service, and shall be deemed to have been duly given as of the date indicated on the return receipt card mailed to the party to whom notice is given or as of the date indicated on the delivery receipt of the courier, and properly addressed as follows:

                To Burlington:     Burlington Air Express, Inc.
                                   1 Air Cargo Parkway
                                   Swanton, Ohio 43558
                                   Attn: Sr. Vice President, Air Operations

                                   Burlington Air Express, Inc.
                                   18200 Von Karman Avenue
                                   Irvine, California 92715
                                   Attn: Senior Counsel

                To Contractor:     Kitty Hawk, Inc.
                                   1515 West 20th Street
                                   DFW Airport, Texas 75261
                                   Attn: President

                Any party may change its address for the purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

        B. Validity, Waiver - In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        C. Governing Law, Gender, Headings - THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. As used in this Agreement, the masculine, feminine or neuter gender, and the singular and plural number shall each be deemed to include the others whenever the context so indicates. Section headings contained in this Agreement are for convenience only, and shall not be considered for any purpose in construing this Agreement.

        D. Attorney's Fees - In the event of a dispute between the parties arising out of the terms, conditions, and obligations imposed by this Agreement, the prevailing party in such dispute shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in connection therewith.

        E. Successors and Assigns - THIS AGREEMENT AND THE VARIOUS RIGHTS AND OBLIGATIONS HEREUNDER SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. CONTRACTOR ACKNOWLEDGES THAT THIS AGREEMENT IS A PERSONAL SERVICES CONTRACT AND NEITHER THIS AGREEMENT NOR ANY OF CONTRACTOR'S RIGHTS OR OBLIGATIONS HEREUNDER MAY BE ASSIGNED OR DELEGATED BY CONTRACTOR WITHOUT THE PRIOR WRITTEN CONSENT OF BURLINGTON.

        F. Non-Disclosure and Confidentiality - Contractor and Burlington agree to keep confidential such information as Contractor and Burlington may from time to time impart to each other regarding their business affairs, including but not limited to this Agreement, and Contractor or Burlington will not in whole or in part, now or at any time, disclose said information or this Agreement, during the term of this Agreement, except in each case to a Person who is or would be permitted assignee if such Person agrees in writing to be bound by this Section or to professional advisors which are under a duty to maintain the confidentiality hereof or as may be required by law or legal process.

        G. Entire Agreement, Etc. -- This Agreement and the Leases represent the entire agreement between the parties with respect to the subject matter hereof, superseding all prior inconsistent agreements, and no oral agreements have been made. This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same instrument. The Schedules attached hereto are incorporated herein by this reference and shall for the purpose of this Agreement be deemed to be a part hereof. This Agreement can be modified only in writing and such modification must be signed by the parties hereto before it shall become effective.

        H. Force Majeure -- Except as provided herein, each party hereto will be excused from performance under this Agreement by the other as a result of any event of force majeure, including, but not limited to, acts of any government or subdivision thereof, the improper failure or refusal of any government or governmental agency to issue necessary permits or operating authorities, acts of God, weather, damage or destruction of flight equipment, lack of fuel availability at airports to be used, riots or civil commotions, strikes or labor stoppage, military emergency, war or hazards of damages incident to the state of war, or any other causes which is beyond the control of either party and which prevents either party from performing this Agreement, so long as in each case such event of force majeure or other cause beyond the control of such party is not caused by such party's breach of this Agreement or negligence or willful misconduct; provided, however, that circumstances within contractor's reasonable control shall include, but are not limited to, circumstances related to Contractor's financial condition or sickness, absenteeism, tardiness, or the unavailability of flight crews, other than additional crews sickness, absenteeism, tardiness, or the unavailability of flight crews, other than additional crews required due to temporary scheduling changes made by Burlington, or inability to provide services hereunder or grounding of any of the Aircraft by the Aeronautics Authority due to reasons arising out of Contractor's operating procedures or its failure to maintain in full force and effect its FAR Part 121 authority and Section 401 or 418 certification. Contractor or Burlington shall use their best efforts to eliminate or mitigate any adverse affect on the performance of its obligations hereunder resulting from force majeure or other circumstances beyond its control.

        I. Non-Exclusive Agreement -- Nothing in this Agreement is intended to or shall require Burlington or Contractor to utilize the services or facilities of the other to the exclusion of others.

        J. Rights Cumulative -- All rights and remedies from time to time conferred upon or reserved to Burlington and Contractor are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

        K. Survival -- All indemnities by Contractor or Burlington contained in this Agreement shall survive the expiration or other termination of this Agreement.

XII.    CERTIFICATION

        The parties have each caused this Agreement to be executed on the day mentioned at the beginning of this Agreement. The individual signing on behalf of the corporate party certifies that he or she is duly authorized to make this Agreement binding for and on behalf of that corporation.

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date and the date first written.

        BURLINGTON AIR EXPRESS, INC.               KITTY HAWK AIR CARGO, INC.

        /s/ GLEN A. BEECHER                        /s/ TILMON J. REEVES
        ---------------------------------          ----------------------------
        Glen A. Beecher                            Tilmon J. Reeves
        Sr. Vice President                         President

                                   SCHEDULE I

                                       To

Agreement to furnish Three (3) B727-200 Aircraft and Air Cargo Services dated as of February 21, 1996, and effective on March 1, 1996.

                                SCHEDULED ROUTE

B727-200-223    EFFECTIVE ON MARCH 1, 1996

AUS/MLI/TOL/MLI/AUS

B727-200-223    EFFECTIVE ON MARCH 1, 1996

PHX/TOL/PHX

B727-200-223    EFFECTIVE ON MARCH 1, 1996

MSP/TOL/MSP

Route Schedule will be flown five (5) days per week, except for Burlington designated holidays. (not to exceed eight (8) per year)

Daily Rate:     AUS complete route schedule [BLACKOUT] ACMI.

                PHX complete route schedule [BLACKOUT] ACMI.

                MSP complete route schedule [BLACKOUT] ACMI.

There will be no compensation for scheduled flights that exceed the block hours of the published route schedule except for weather holds and diversions.

Off Line Rate: [BLACKOUT] per block hour ACMI.

Off Line Rate Calculation: Off line flying will be considered as the total flying in any flight day in which the published route schedule has been deviated from by the request of Burlington, unrelated to mechanical problems, or maintenance requirements. In the event the published schedule has been accomplished and Burlington requests additional flying, that additional flying, shall be calculated by using the off line rate.

Route Change Rate: Burlington shall pay a daily rate to Contractor of [BLACKOUT] per block hour (ACMI) or [BLACKOUT] (ACMI) per day total for three
(3) aircraft, whichever is higher, for any route changes required by Burlington pursuant to Section IIH of this Agreement.

                          BLACKED-OUT TEXT OMITTED AND
                           SEPARATELY FILED WITH THE
                            SECURITIES AND EXCHANGE
                                   COMMISSION

                                  SCHEDULE 1.a

                                       To

Agreement to furnish Two (2) B727-200 Aircraft and Air Cargo Services dated as of February 21, 1996, and effective on February 24, 1996.


                                SCHEDULED ROUTE

B727-200-251 STAGE 3            EFFECTIVE ON February 24, 1996

SJC/TOL/STL/SJC

B727-200-251 STAGE 3           EFFECTIVE ON MARCH 1, 1996

BRO/IAH/TOL/IAH/BRO


Route Schedule will be flown five (5) days per week, except for Burlington designated holidays. (not to exceed eight (8) per year)


Daily Rate:     SJC complete route schedule [BLACKOUT] ACMI.
                BRO complete route schedule [BLACKOUT] ACMI.

There will be no compensation for scheduled flights that exceed the block hours of the published route schedule except for weather holds and diversions.

Off Line Rate:   [BLACKOUT] per block hour ACMI.

Off Line Rate Calculation: Off line flying will be considered as the total flying in any flight day in which the published route schedule has been deviated from by the request of Burlington, unrelated to mechanical problems, or maintenance requirements. In the event the published schedule has been accomplished and Burlington requests additional flying, that additional flying, shall be calculated by using the off line rate.

Route Change Rate: Burlington shall pay a daily rate to Contractor of [BLACKOUT] per block hour (ACMI) or [BLACKOUT] (ACMI) per day total for two
(2) aircraft, whichever is higher, for any route changes required by Burlington pursuant to Section IIH of this Agreement.


                          BLACKED-OUT TEXT OMITTED AND
                           SEPARATELY FILED WITH THE
                            SECURITIES AND EXCHANGE
                                   COMMISSION